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                                                                    EXHIBIT 23.4
                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Plan Committee
Tele-Communications, Inc.
Employee Stock Purchase Plan:

We consent to the incorporation by reference in the registration statement No. 33-57635 on Form S-8, as amended, of Tele-Communications, Inc. of our report dated June 23, 1995, relating to the statements of net assets available for participant benefits of the Tele-Communications, Inc. Employee Stock Purchase Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for participant benefits for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 Annual Report on Form 11-K of Tele-Communications, Inc.



                              /s/ KPMG Peat Marwick LLP
                              KPMG Peat Marwick LLP


Denver, Colorado
December 27, 1995